SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2004

VIA NET.WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or OtherJurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

H. Walaardt Sacrestraat 401-403 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +31 205 020000

VIA NET.WORKS, INC.

Item 5. Other Events. On June 16, 2004, VIA NET.WORKS, Inc. issued a press release announcing the company received a letter from The Nasdaq Stock Market indicating that VIA’s common stock has failed to meet Nasdaq’s requirement that the common stock trade above $1.00 per share because it has traded below $1.00 per share for the preceding 30 consecutive trading days. Nasdaq has informed VIA that it has 180 days to regain compliance, or until December 13, 2004. To regain Compliance, the bid price of shares of VIA’s common stock must close at or above $1.00 for at least 10 consecutive trading days prior to December 13, 2004.

If the company fails to regain compliance before December 13, 2004, the Nasdaq SmallCap Market, will reassess if VIA meets its other listing standards.  If so, the Nasdaq SmallCap Market will extend the company an additional 180 day period to regain compliance.

A copy of the press release is attached as Exhibit 99.

Description.

(c)                                  Exhibit.

99                                    Press Release dated June 16, 2004 announcing VIA NET.WORKS’ receipt of Nasdaq SmallCap Market notification of non-compliance with listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004	VIA NET.WORKS, INC.

	By:	/s/ MATT S. NYDELL
Matt S. Nydell Senior Vice President, General Counsel and Secretary